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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 Registration Statement No. 333-73199 of Fifth Third Bancorp on Form S-4 of our report dated January 29, 1999, incorporated by reference in the Annual Report on Form 10-KSB of South Florida Bank Holding Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                     /s/ Brewer, Beemer, Kuehnhackl & Koon, P.A.



March 30, 1999